UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2017

LIBERTY TAX, INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-54660 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia  23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On November 6, 2017, Thomas Herskovits and Robert Howard were both removed from the Board of Directors (the “Board”) of Liberty Tax, Inc. (the “Company”) pursuant to unanimous written consent by John T. Hewitt, the sole holder of Class B Common Stock and Chairman of the Board. Mr. Herskovits served on the Company’s Compensation Committee and Nominating and Corporate Governance Committee, and Mr. Howard served on the Company’s Audit Committee and Compensation Committee.

Election of Directors

Mr. Hewitt also appointed Nicole Ossenfort and John Seal to the Board by John T. Hewitt, Chairman of the Board.  The Certificate of Incorporation of the Company permits Mr. Hewitt, as the owner of all the Class B Common Stock of the Company, to elect a majority of the members of the Board.  The Board has not made any determinations regarding committee assignments for Mr. Seal or Ms. Ossenfort at this time.

Nicole Ossenfort, a Certified Public Accountant, operates her own accounting practice, which she founded in 2000.  Ms. Ossenfort previously served as Vice President of the Company’s 360 Accounting Solutions business from April 2017 to October 2017. Ms. Ossenfort also has been a franchisee of Liberty Tax Service since 2002 with offices in South Dakota and Wyoming and as an Area Developer from 2004 to September 2017.  Ms. Ossenfort previously worked in public accounting as an auditor at McGladrey & Pullen from 1994 to 1996. Ms. Ossenfort holds a Bachelor of Science Degree in Accounting (1994) and CPA Certificate.

John Seal has served as a Liberty Tax Area Developer for the south part of Houston, TX since 2012 and as President, Secretary and Director of JMS Tax Inc. Previously, he was a Liberty Tax franchisee in Hampton Roads, VA and Las Vegas, NV since 2000 and served as VP Finance of Liberty Tax Service, where he assisted in the purchase of U&R Tax Depot (Liberty Tax Canada) and development of Liberty Tax Service in the U.S. He joined the franchise tax preparation industry 28 years ago as a franchisee with Jackson Hewitt Tax Service and, after four tax seasons, joined Jackson Hewitt Corporation as Director of Field Operations. Prior to joining Jackson Hewitt, Mr. Seal spent eight years in operating-division financial management with General Foods Corp. Mr. Seal received his MBA degree from Indiana University.

Compensatory Arrangements

Ms. Ossenfort  and Mr. Seal will receive the same compensation as other non-employee Company directors as described in the Company’s 2017 Proxy Statement under “Non-Employee Director Compensation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: November 6, 2017
	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel